Exhibit 10.26

[*]: THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

DATED 22 JULY 2010

PRIDE OF HAWAII, LLC

(as borrower)

NCL CORPORATION LTD.

(as guarantor)

THE SEVERAL BANKS

(particulars of which are set out in Schedule 1)

(as lenders)

HSBC BANK PLC

(as agent)

COMMERZBANK AKTIENGESELLSCHAFT

(as Hermes agent)

HSBC BANK PLC

(as trustee)

EIGHTH SUPPLEMENTAL DEED TO (AMONG OTHER THINGS)

SECURED LOAN AGREEMENT

dated 20 April 2004 for the equivalent amount in United States Dollars of up to EUR308,130,000

pre- and post delivery finance for

“NORWEGIAN JADE”

a luxury cruise vessel with 1,188 passenger cabins

being hull no S.668 at the yard of Meyer Werft GmbH

STEPHENSON HARWOOD

One St Paul’s Churchyard

London EC4M 8SH

Tel: +44 (0)20 7329 4422

Fax: +44 (0)20 7329 7100

Ref: 1253/42-02376/44-01535/45-01869/46-01272/47-00187/47-02888/48-01494/49-00640

CONTENTS

		Page

1	Definitions and Construction	2

2	Amendment of Original Loan Agreement, Original Guarantee and Other Security Documents	2

3	Conditions Precedent	3

4	Representations and Warranties	6

5	Fee and Expenses	7

6	Further Assurance	7

7	Counterparts	8

8	Notices	8

9	Governing Law	8

10	Jurisdiction	9

Schedule 1	The Agent, the Hermes Agent, the Trustee, the Restructuring Trustee and the Lenders	13

Schedule 2	Amendment of Original Loan Agreement	16

Schedule 3	Amendment of Original Guarantee	19

Schedule 4	Repayment Schedule calculated using the Application of Proceeds Formulation	20

Schedule 5	Repayment Schedule for the purpose of calculating the amount of the Margin payable	21

EIGHTH SUPPLEMENTAL DEED

DATED 22 JULY 2010

BETWEEN:

(1)	PRIDE OF HAWAII, LLC, (formerly known as Ship Ventures Inc.) of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, United States of America as borrower (the “Borrower”);

(2)	NCL CORPORATION LTD., a company incorporated under the laws of Bermuda and having its registered office at Milner House, 18 Parliament Street, Hamilton HM 12, Bermuda as guarantor (the “Guarantor”);

(3)	THE SEVERAL BANKS particulars of which are set out in Schedule 1 as lenders (collectively the “Lenders” and each individually a “Lender”);

(4)	HSBC BANK PLC of 8 Canada Square, London E14 5HQ as agent (the “Agent”);

(5)	COMMERZBANK AKTIENGESELLSCHAFT of Kaiserplatz, 60311 Frankfurt am Main, Federal Republic of Germany as agent (the “Hermes Agent”); and

(6)	HSBC BANK PLC of 8 Canada Square, London E14 5HQ as trustee for itself and the Lenders (as hereinafter defined) (the “Trustee”).

WHEREAS:

(A)	By a loan agreement dated 20 April 2004 as amended and/or restated by a first supplemental deed thereto dated 25 October 2004, a second supplemental deed thereto dated as of 30 September 2005, a third supplemental deed thereto dated 13 November 2006, a fourth supplemental deed thereto dated 21 December 2007, a fifth supplemental deed thereto dated 10 February 2008, a sixth supplemental deed thereto dated 2 April 2009 and a seventh supplemental deed thereto dated 19 October 2009 entered into between the Borrower as borrower, the Lenders as lenders, the Agent as agent for (among others) the Lenders, the Hermes Agent as agent for (among others) the Lenders and the Trustee as trustee for (among others) the Lenders (the “Original Loan Agreement”), the Lenders granted to the Borrower a secured loan in the Equivalent Amount of up to three hundred and eight million one hundred and thirty thousand Euros (EUR308,130,000) (the “Loan”) for the purpose of enabling the Borrower to finance (among other things) the construction of the Vessel (as such term is defined in the Original Loan Agreement) on the terms and conditions therein contained. The repayment of the Loan by the Borrower has been secured by (among other things) a guarantee and indemnity dated 20 April 2004 granted by the Guarantor as amended and/or restated by the said second supplement dated as of 30 September 2005, the said third supplement dated 13 November 2006, the said fourth supplement dated 21 December 2007 and the said sixth supplement dated 2 April 2009 (the “Original Guarantee”).

(B)	The Guarantor has requested the Lenders, the Agent, the Hermes Agent and the Trustee, among other things, to consent to the amendment of the definition of Permitted Indebtedness (as defined in the Original Loan Agreement), to enable any member(s) of the NCLC Group to order the New Vessels (as defined in the Loan Agreement) (or either of them), and to allow the Guarantor to pay dividends after the listing of the ordinary capital stock of the Guarantor on an Approved Stock Exchange (as defined in the Original Guarantee).

(C)	The consent of the Lenders, the Agent, the Hermes Agent and the Trustee is given in respect of the above matters on the terms of this eighth supplement to the Original Loan Agreement (this “Deed”) which shall be executed as a deed.

NOW THIS DEED WITNESSES as follows:

1	Definitions and Construction

1.1	In this Deed including the preamble and recitals hereto (unless the context otherwise requires) any term or expression defined in the preamble or the recitals shall have the meaning ascribed to it therein and terms and expressions not defined herein but whose meanings are defined in the Original Loan Agreement shall have the meanings set out therein. In addition, the following terms and expressions shall have the meanings set out below:

“Application of Proceeds Formulation” means the formulation set out in Clause 3.3;

“Effective Date” means the date on which the conditions precedent set out in Clause 3.1 are fulfilled to the satisfaction of the Agent or waived by the Agent pursuant to Clause 3.2;

“Guarantee” means the Original Guarantee as amended by this Deed;

“Loan Agreement” means the Original Loan Agreement as amended by this Deed;

“Maximum Amount of the Delayed Principal Amount” shall have the meaning to be specified for such term in the Loan Agreement; and

“New Process Agent” means EC3 Services Limited whose registered office is presently at 51 Eastcheap, London EC3M 1JP.

1.2	The provisions of clauses 1.2, 1.3 and 17.11 of the Loan Agreement shall apply hereto (mutatis mutandis).

2	Amendment of Original Loan Agreement, Original Guarantee and Other Security Documents

2.1	Subject to Clause 3.1, the parties hereto agree that immediately upon and with effect from the Effective Date:

2.1.1	the Original Loan Agreement and the Original Guarantee shall be read and construed as if the definitions or clauses referred to in the first column of Schedule 2 or Schedule 3 to this Deed (as the case may be) had been inserted or amended to read as set out in the second column of Schedule 2 or Schedule 3 to this Deed (as the case may be);

2.1.2	schedule 10 to the Original Loan Agreement had been deleted and substituted with Schedule 4 to this Deed; and

2.1.3	a new schedule 11 had been added to the Original Loan Agreement in the form of Schedule 5 to this Deed.

2.2	Each of the Borrower and the Guarantor hereby confirms to the Lenders, the Agent, the Hermes Agent and the Trustee that with effect from the Effective Date:

2.2.1	all references to the Original Loan Agreement or the Original Guarantee in the other Security Documents shall be construed as references to the Loan Agreement or the Guarantee (as the case may be) and all terms used in such Security Documents whose meanings are defined by reference to the Original Loan Agreement shall be defined by reference to the Loan Agreement;

2.2.2	the Security Documents to which it is a party shall apply to, and extend to secure, the whole of the Outstanding Indebtedness, as defined in clause 1.1 of the Loan Agreement, until it has been repaid or paid in full to the Lenders (or to the Agent on their behalf) and the Agent;

2.2.3	its obligations under the Security Documents to which it is a party shall not be discharged, impaired or otherwise affected by reason of the execution of this Deed or of any of the documents or transactions contemplated hereby and in particular but without limitation by the granting of time to the Borrower under the Original Loan Agreement; and

2.2.4	its obligations under the Security Documents to which it is a party shall remain in full force and effect as security for the obligations of the Borrower under the Loan Agreement and the other Security Documents as amended by this Deed.

2.3	Except as expressly amended hereby or pursuant hereto the Original Loan Agreement, the Original Guarantee and the other Security Documents shall remain in full force and effect and nothing herein contained shall relieve the Borrower, the Guarantor or any other Obligor from any of its respective obligations under any such documents.

3	Conditions Precedent

3.1	The amendment of the Original Loan Agreement and the Original Guarantee provided for in Clause 2 is conditional upon and shall not be effective unless and until the Agent has received the following in form and substance satisfactory to it:

3.1.1	on the date of this Deed:

(a)	one (1) counterpart of this Deed duly executed by the parties hereto;

(b)	a written confirmation from the New Process Agent that it will act for each of the Borrower and the Guarantor as agent for service of process in England in respect of this Deed and the documents to be executed pursuant hereto;

(c)	evidence that each of the Lenders has received payment of the handling/work fee to which it is entitled as more particularly described in Clause 5.1; and

(d)	the following corporate documents in respect of each of the Borrower and the Guarantor (together the “Relevant Parties”):

(i)	Certified Copies of any consents required from any ministry, governmental, financial or other authority for the execution of and performance by the respective Relevant Party of its obligations under this Deed or any document to be executed pursuant hereto or if no such consents are required a certificate from a duly appointed officer of the Relevant Party to this effect confirming that no such consents are required;

(ii)	a notarially attested secretary’s certificate of each of the Relevant Parties:

(1)	attaching a copy of its Certificate of Incorporation and Memorandum of Association and Bye-Laws (or equivalent constitutional documents) which do not prohibit the entering into of the transactions contemplated in this Deed;

(2)	giving the names of its present officers and directors;

(3)	setting out specimen signatures of such persons as are authorised by the Relevant Party to sign documents or otherwise undertake the performance of that Relevant Party’s obligations under this Deed;

(4)	giving the legal owner of its shares and the number of such shares held;

(5)	attaching copies of resolutions passed at duly convened meetings of the directors and, if required by the Agent, the members or shareholders of each of the Relevant Parties authorising (as applicable) the execution of this Deed and the issue of any power of attorney to execute the same; and

(6)	containing a declaration of solvency as at the date of the certificate of the duly appointed officer of the Relevant Party;

or (if applicable) certifying that there has been no change to the statements made in his or her secretary’s certificate last provided to the Agent with respect to paragraphs (1), (2), (3), (4) and (6) of this Clause 3.1.1(d)(ii) and attaching copies of resolutions passed at duly convened meetings of the directors and, if required by the Agent, the members or shareholders of each of the Relevant Parties authorising (as applicable) the execution of this Deed and any document to be executed pursuant hereto and the issue of any power of attorney to execute the same; and

(iii)	the original powers of attorney, if any, issued pursuant to the resolutions referred to above and notarially attested;

3.1.2	evidence that the Cash Sweep Credit Facilities have been cancelled and/or prepaid pro rata based on the Maximum Amount of the Delayed Principal Amount (as defined in the facility agreement for each Cash Sweep Credit Facility) for each Cash Sweep Credit Facility (or, if applicable, tranche thereof) by an aggregate amount of one hundred million Dollars (USD100,000,000);

3.1.3	a Certified Copy of a confirmation in respect of each of the Hermes Vessel Owner Second Guarantees duly executed by the owners of the Hermes Vessels other than the Borrower;

3.1.4	a confirmation from the Hermes Agent that the consent of Hermes has been obtained for the amendments to the Original Loan Agreement and the Original Guarantee contemplated by this Deed;

3.1.5	evidence that all the conditions precedent to the amendment of each facility agreement and, if applicable, guarantee in respect of each NCLC Group Credit Facility have been satisfied; and

3.1.6	agreement to the issue of such favourable written legal opinions including in respect of Bermuda, the Isle of Man, Delaware, the United States of America and England in such form as the Agent may require relating to all aspects of the transactions contemplated hereby governed by any applicable law,

PROVIDED THAT no Event of Default has occurred and is continuing on the Effective Date (subject to Clause 3.2).

3.2	If the Lenders, the Agent, the Hermes Agent and the Trustee, acting unanimously, decide (or the Agent in accordance with the Agency and Trust Deed decides) to permit the amendment of the Original Loan Agreement and the Original Guarantee hereby without the Agent having received all of the documents or evidence referred to in Clause 3.1, the Borrower will nevertheless deliver the remaining documents or evidence to the Agent within fourteen (14) days of the Effective Date (or such other period as the Agent may stipulate) and the amendment of the Original Loan Agreement and the Original Guarantee as aforesaid shall not be construed as a waiver of the Agent’s right to receive the documents or evidence as aforesaid nor shall this provision impose on the Agent, the Hermes Agent, the Trustee or the Lenders any obligation to permit the amendment in the absence of such documents or evidence.

3.3	The amount of the Loan to be prepaid pursuant to Clause 3.1.2 shall constitute a prepayment pursuant to clause 4.10 of the Loan Agreement and such prepayment and any further prepayments to be made pursuant to clause 4.10 of the Loan Agreement shall be applied:

3.3.1	entirely to the Delayed Principal Amount; and

3.3.2	in forward order of maturity with respect to the dates of the Revised Repayments.

For illustrative purposes:

(a)	any prepayment made pursuant to Clause 3.1.2 shall be applied to the repayment of the Delayed Principal Amount in an amount equal to the difference between the amounts in the third column (Originally Scheduled Repayments) and the fifth column (Revised Repayments) of schedule 10 to the Original Loan Agreement of each Revised Repayment i.e. in the amount of USD8,266,294.56 from 21 April 2014;

(b)	a revised repayment schedule (schedule 10 to the Loan Agreement and Schedule 4 to this Deed) will show the application of the amounts of the Loan to be prepaid pursuant to Clause 3.1.2 and the amount of each Revised Repayment to be made after such prepayment; and

(c)	a revised repayment schedule (schedule 11 to the Loan Agreement and Schedule 5 to this Deed) will show the application of the amounts of the Loan to be prepaid pursuant to Clause 3.1.2 in so far as they relate to the calculation of the amount of the Margin to be paid after such prepayment.

4	Representations and Warranties

4.1	Each of the Borrower and the Guarantor represents and warrants to the Lenders, the Agent, the Hermes Agent and the Trustee that:

4.1.1	it has the power to enter into and perform this Deed and the transactions and documents contemplated hereby and has taken all necessary action to authorise the entry into and performance of this Deed and such transactions and documents;

4.1.2	this Deed constitutes and each other document contemplated hereby to which it is a party will, when executed, constitute its legal, valid and binding obligations enforceable in accordance with its terms;

4.1.3	its entry into and performance of this Deed and the transactions and documents contemplated hereby do not and will not conflict with:

(a)	any law or regulation or any official or judicial order; or

(b)	its constitutional documents; or

(c)	any agreement or document to which it is a party or which is binding upon it or any of its assets,

nor result in the creation or imposition of any Encumbrance on it or its assets pursuant to the provisions of any such agreement or document and in particular but without prejudice to the foregoing the entry into and performance of this Deed and the transactions and documents contemplated hereby and thereby will not render invalid, void or voidable any security granted by it to the Trustee;

4.1.4	all authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations and other matters, official or otherwise, required in connection with the entry into, performance, validity and enforceability of this Deed and each of the other documents contemplated hereby and thereby and the transactions contemplated hereby and thereby have been obtained or effected and are in full force and effect;

4.1.5	all information furnished by it to the Agent or its agents relating to the business and affairs of an Obligor in connection with this Deed and the other documents contemplated hereby and thereby was and remains true and correct in all material respects and there are no other material facts or considerations the omission of which would render any such information misleading; and

4.1.6	it has fully disclosed in writing to the Agent all facts relating to its business which it knows or should reasonably know and which might reasonably be expected to influence the Lenders, the Agent, the Hermes Agent and/or the Trustee in deciding whether or not to enter into this Deed.

5	Fee and Expenses

5.1	The Borrower shall pay to each of the Lenders (directly or through the Agent) on the date of this Deed a non-refundable handling/work fee of [*] provided that a Lender which is the provider of any other loan or other facility to the Borrower or any other member of the NCLC Group shall only be entitled to receive one (1) such fee of [*]. Notwithstanding any provision of this Deed, the Original Loan Agreement, the Loan Agreement or the Agency and Trust Deed to the contrary, no Lender shall be required to share with the other Lenders, the Agent, the Hermes Agent and/or the Trustee any such handling/work fee received.

5.2	The Borrower and the Guarantor jointly and severally undertake to reimburse the Lenders, the Agent, the Hermes Agent and the Trustee on demand on a full indemnity basis for the reasonable charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal and other advisers) incurred by the Lenders, the Agent, the Hermes Agent and/or the Trustee in respect of or in connection with the negotiation, preparation, printing, execution, registration and enforcement of this Deed and any other documents required in connection with the implementation of this Deed.

5.3	The Borrower and the Guarantors jointly and severally undertake to reimburse the Agent, the Hermes Agent, the Trustee and the Lenders on demand of the Agent on a full indemnity basis for all charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal advisers) incurred by the Agent, the Hermes Agent, the Trustee and/or the Lenders in respect of, or in connection with the enforcement of, or the preservation of any rights under this Deed.

6	Further Assurance

Each of the Borrower and the Guarantor will, from time to time on being required to do so by the Agent, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form satisfactory to the Agent and the Hermes Agent as the Agent and the Hermes Agent may reasonably consider necessary for giving full effect to this Deed or any of the documents contemplated hereby or securing to the Lenders, the Agent, the Hermes Agent and/or the Trustee the full benefit of the rights, powers and remedies conferred upon the Lenders, the Agent, the Hermes Agent and/or the Trustee in any such document.

7	Counterparts

This Deed may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.

8	Notices

8.1	Any notice, demand or other communication (unless made by telefax) to be made or delivered to the Borrower and/or the Guarantor pursuant to this Deed shall (unless the Borrower or the Guarantor has by fifteen (15) days’ written notice to the Agent specified another address) be made or delivered to the Borrower and/or the Guarantor at/c/o 7665 Corporate Center Drive, Miami, Florida 33126, United States of America (marked for the attention of the Chief Financial Officer and the Legal Department) (but one (1) copy shall suffice) with a copy to the Investors c/o Apollo Management, LP, 9 West 57th Street, 43rd Floor, New York, NY 10019, United States of America (marked for the attention of Mr Steve Martinez). Any notice, demand or other communication to be made or delivered by the Borrower or the Guarantor pursuant to this Deed shall (unless the Agent, the Hermes Agent or the Trustee has by fifteen (15) days’ written notice to the Borrower or the Guarantor specified another address) be made or delivered to the Agent, the Hermes Agent or the Trustee at its Office, the details of which are set out in Schedule 1.

8.2	Any notice, demand or other communication to be made or delivered pursuant to this Deed may be sent by telefax to the relevant telephone numbers (which at the date hereof in respect of the Borrower and the Guarantor is +1 305 436 4140 (marked for the attention of the Chief Financial Officer) and +1 305 436 4117 (marked for the attention of the Legal Department) with a copy to the Investors c/o Apollo Management, LP, fax number +1 212 515 3288 (marked for the attention of Mr Steve Martinez) and in the case of the Agent, the Hermes Agent or the Trustee is as recorded in Schedule 1) specified by it from time to time for the purpose and shall be deemed to have been received when transmission of such telefax communication has been completed. Each such telefax communication, if made to the Agent, the Hermes Agent or the Trustee by the Borrower or the Guarantor shall be signed by the person or persons authorised in writing by the Borrower or the Guarantor (as the case may be) and whose signature appears on the list of specimen signatures contained in the secretary’s certificate required to be delivered by Clause 3 and shall be expressed to be for the attention of the department or officer whose name has been notified for the time being for that purpose by the Agent, the Hermes Agent or the Trustee to the Borrower and the Guarantor.

8.3	The provisions of clauses 18.1, 18.4 and 18.5 of the Original Loan Agreement shall apply to this Deed.

9	Governing Law

This Deed and any non-contractual obligations arising from or in connection with it shall be governed by English law.

10	Jurisdiction

10.1	The courts of England have exclusive jurisdiction to settle any dispute:

10.1.1	arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed); or

10.1.2	relating to any non-contractual obligations arising from or in connection with this Deed,

(a “Dispute”). Each party to this Deed agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

This Clause 10.1 is for the benefit of the Lenders, the Agent, the Hermes Agent and the Trustee only. As a result, no such party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, any such party may take concurrent proceedings in any number of jurisdictions.

10.2	None of the Borrower or the Guarantor may, without the Agent’s prior written consent, terminate the appointment of the New Process Agent; if the New Process Agent resigns or its appointment ceases to be effective, the Borrower and/or the Guarantor (as the case may be) shall within fourteen (14) days appoint a company which has premises in London and has been approved by the Agent to act as the Borrower’s and/or the Guarantor’s (as the case may be) process agent with unconditional authority to receive and acknowledge service on behalf of the Borrower and/or the Guarantor of all process or other documents connected with proceedings in the English courts which relate to this Deed.

10.3	For the purpose of securing its obligations under Clause 10.2, each of the Borrower and the Guarantor irrevocably agrees that, if it for any reason fails to appoint a process agent within the period specified in Clause 10.2, the Agent may appoint any person (including a company controlled by or associated with the Agent or any Lender) to act as the Borrower’s or the Guarantor’s (as the case may be) process agent in England with the unconditional authority described in Clause 10.2.

10.4	No neglect or default by a process agent appointed or designated under this Clause (including a failure by it to notify the Borrower or the Guarantor (as the case may be) of the service of any process or to forward any process to the Borrower or the Guarantor (as the case may be)) shall invalidate any proceedings or judgment.

10.5	Each of the Borrower and the Guarantor appoints in the case of the courts of England the New Process Agent to receive, for and on its behalf, service of process in England of any legal proceedings with respect to this Deed.

10.6	A judgment relating to this Deed which is given or would be enforced by an English court shall be conclusive and binding on the Borrower and/or the Guarantor (as the case may be) and may be enforced without review in any other jurisdiction.

10.7	Nothing in this Clause shall exclude or limit any right which the Agent, the Lenders, the Hermes Agent or the Trustee may have (whether under the laws of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

10.8	In this Clause “judgment” includes order, injunction, declaration and any other decision or relief made or granted by a court.

IN WITNESS whereof the parties hereto have caused this Deed to be duly executed as a deed on the day and year first before written.

SIGNED SEALED and DELIVERED as a DEED	)
By Micha Withoft	)
for and on behalf of	) /s/ Micha Withoft
PRIDE OF HAWAII, LLC	)
in the presence of:	)
/s/ David Griffiths
David Griffiths
One St. Paul’s Churchyard
London, EC4M 8SH
SIGNED SEALED and DELIVERED as a DEED	)
By Micha Withoft	)
for and on behalf of	) /s/ Micha Withoft
NCL CORPORATION LTD.	)
in the presence of:	)
/s/ David Griffiths
David Griffiths
As Above

SIGNED SEALED and DELIVERED as a DEED	)
By Danae Z. M. Ugolini	)
for and on behalf of	) /s/ Danae Z. M. Ugolini
COMMERZBANK AKTIENGESELLSCHAFT	)
as a Lender	)
in the presence of:	)
/s/ David Griffiths
David Griffiths
As Above

SIGNED SEALED and DELIVERED as a DEED	)
By Danae Z. M. Ugolini	)
for and on behalf of	) /s/ Danae Z. M. Ugolini
KFW	)
in the presence of:	)
/s/ David Griffiths
David Griffiths
As Above

SIGNED SEALED and DELIVERED as a DEED	)
By Danae Z. M. Ugolini	)
for and on behalf of	) /s/ Danae Z. M. Ugolini
DnB NOR BANK ASA	)
in the presence of:	)
/s/ David Griffiths
David Griffiths
As Above

SIGNED SEALED and DELIVERED as a DEED	)
By Danae Z. M. Ugolini	)
for and on behalf of	) /s/ Danae Z. M. Ugolini
NORDDEUTSCHE LANDESBANK	)
GIROZENTRALE	)
in the presence of:	)
/s/ David Griffiths
David Griffiths
As Above

SIGNED SEALED and DELIVERED as a DEED	)
By Julie M. Clegg	)
for and on behalf of	) /s/ Julie M. Clegg
CREDIT AGRICOLE CORPORATE	)
AND INVESTMENT BANK	)
in the presence of:	)
/s/ David Griffiths
David Griffiths
As Above

SIGNED SEALED and DELIVERED as a DEED	)
By Danae Z. M. Ugolini	)
for and on behalf of	) /s/ Danae Z. M. Ugolini
HSBC BANK PLC	)
as the Agent, the Trustee and a Lender	)
in the presence of:	)
/s/ David Griffiths
David Griffiths
As Above

SIGNED SEALED and DELIVERED as a DEED	)
By Danae Z. M. Ugolini	)
for and on behalf of	) /s/ Danae Z. M. Ugolini
COMMERZBANK AKTIENGESELLSCHAFT	)
as the Hermes Agent	)
in the presence of:	)
/s/ David Griffiths
David Griffiths
As Above

Schedule 1

The Agent, the Hermes Agent, the Trustee, the Restructuring Trustee and the Lenders

Name and address

Agent

HSBC BANK PLC
Project and Export Finance
8 Canada Square
London E14 5HQ

Fax:	+44 (0)20 7992 4428
Attn:	Mr Alan Marshall
Email:	alan.p.marshall@hsbcib.com

Hermes Agent

COMMERZBANK AKTIENGESELLSCHAFT
Corporate Banking
Structured Export and Trade Finance
Kaiserplatz
60261 Frankfurt am Main
Federal Republic of Germany

Fax:	+49 69 1362 3742
Attn:	Mr Klaus-Dieter Schmedding
Email:	exportfinance@commerzbank.com

Trustee

HSBC BANK PLC
Project and Export Finance
8 Canada Square
London E14 5HQ

Fax:	+44 (0)20 7992 4428
Attn:	Mr Alan Marshall
Email:	alan.p.marshall@hsbcib.com

Restructuring Trustee

DnB NOR BANK ASA
Stranden 21
NO-0021 Oslo
Norway

Fax:	+47 22 482894
Attn:	Mrs Solveig Nuland Knoff
Email:	solveig.knoff@dnbnor.no

Lenders

COMMERZBANK AKTIENGESELLSCHAFT
Global Shipping
Domstrasse 18
20095 Hamburg
Federal Republic of Germany

Fax:	+49 40 3769 9649
Attn:	Mr Stefan Kuch/Mr Martin Hugger/Mrs Anne Randewig
Email:	shipfinance@commerzbank.com

HSBC BANK PLC
Project and Export Finance
8 Canada Square
London E14 5HQ

Fax:	+44 (0)20 7992 4428
Attn:	Mr Alan Marshall
Email:	alan.p.marshall@hsbcib.com

KFW
Palmengartenstrasse 5-9
60325 Frankfurt am Main
Federal Republic of Germany

Fax:	+49 69 7431 3768/2944
Attn:	Mr Josef Schmid/Ms Claudia Wenzel
Email:	josef.schmid@kfw.de/claudia.wenzel@kfw.de

DnB NOR BANK ASA
Stranden 21
NO-0021 Oslo
Norway

Fax:	+47 22 482020
Attn:	Mrs Amra Koluder
Email:	amra.koluder@dnbnor.no

NORDDEUTSCHE LANDESBANK GIROZENTRALE
Friedrichswall 10
30159 Hannover
Federal Republic of Germany

Fax:	+49 511 361 4785
Attn:	Mr Torsten Reinecke
Email:	shipping@nordlb.de

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
Taunusanlage 14
60325 Frankfurt am Main
Federal Republic of Germany

Fax:	+49 69 74221 197
Attn:	Mr Stephan Bachmann
Email:	stephan.bachmann@ca-cib.com

with a copy to:

CREDIT AGRICOLE ASIA SHIPFINANCE LIMITED
Fax:	+852 2868 1448
Attn:	Mr Terence Yuen/Ms Iris Lai
Email:	terence.yuen@ca-cib.com/iris.lai@ca-cib.com

Schedule 2

Amendment of Original Loan Agreement

Clause/Definition	Amendment
Clause 1.1, definition of “Application of Proceeds Formulation”

means the following formulation for the application of any amount of the Loan to be prepaid pursuant to Clause 4.10:

(i)      entirely to the Delayed Principal Amount; and

(ii)     in respect of any prepayment of the Loan to be made pursuant to clause 3.1.2 of the Eighth Supplemental Deed, in forward order of maturity with respect to the dates of the Revised Repayments; and

(iii)    in respect of any other prepayment of the Loan to be made pursuant to Clause 4.10, in forward order of maturity with respect to the dates of the Revised Repayments, subject to the approval of all of the Lenders in respect of each such prepayment and, if the approval of all of the Lenders is not obtained, in inverse order of maturity with respect to the dates of the Revised Repayments;

Clause 1.1, definition of “Eighth Supplemental Deed”	means the eighth supplemental deed dated 2010 to this Agreement;

Clause 1.1, definition of “Margin” (paragraph (ii)(b))

(ii)     thereafter two point seven five per cent (2.75%) per annum;

notwithstanding the provisions of the penultimate paragraph of Clause 4.10 (as more particularly described in the final paragraph of Clause 4.10);

Clause 1.1, definition (new) of “Maximum Amount of the Delayed Principal Amount”	means USD74,396,650.89;

Clause 1.1, definition (new) of “New Vessels”	means the two (2) newbuild cruise vessels each not larger than m.v. “NORWEGIAN EPIC” (ex hull no C33 (sometimes known as D33) at STX France S.A.) in terms of number of passenger cabins or gross or net tonnage, not on order by a member of the NCLC Group as of the Effective Date (as defined in the Eighth Supplemental Deed);

Clause/Definition	Amendment
Clause 1.1, definition of “Permitted Indebtedness”	means (i) any monies borrowed or raised other than from any direct or indirect shareholder of the Borrower prior to the date on which the last of the Fifth Supplemental Deed and the Amendment Documents have been signed by all the parties thereto and notified by the Borrower to the Agent prior to such date; (ii) the Letter of Credit Facilities; (iii) Permitted Refinancing Indebtedness and (iv) one or more financing arrangements entered into in relation to the acquisition of the New Vessels (or either of them), the agreed form(s) of the term sheet(s) related to such financing arrangement(s) having been disclosed by the Borrower to Hermes prior to their execution by the Borrower or any other member of the NCLC Group and such financing arrangement(s) being on terms satisfactory to Hermes. The term sheet(s) will be disclosed to Hermes on the basis that the terms of such financing arrangement(s) shall be deemed satisfactory unless Hermes notifies the Borrower to the contrary within five (5) business days (in the city in which Hermes has its office) of receipt of the term sheet(s);

Clause 1.1, definition (new) of “Total Delayed Principal Amount”	means USD280,561,651.28, being the aggregate of the Maximum Amount of the Delayed Principal Amount (as defined in the facility agreement for each Cash Sweep Credit Facility) for each Cash Sweep Credit Facility (or, if applicable, tranche thereof);

Clause 4.1	On giving at least thirty (30) days’ prior notice to the Agent, the Borrower may on the last day of a Pre-Delivery Interest Period or an Interest Period prepay (without premium or penalty, subject to Clause 4.8) the whole or any relevant part of the Loan (but if in part in an amount of five million Dollars (USD5,000,000) or the equivalent amount in Euro (as the case may be) or an integral multiple thereof). In the case of a prepayment of part of the Loan, the proportion of that part payable in Dollars or Euro (as the case may be) shall correspond to the proportion of the Loan denominated in that currency at the prepayment date. Notwithstanding anything to the contrary in this Clause 4.1, any prepayment made before an amount equal to the Maximum Amount of the Delayed Principal Amount has been prepaid and/or repaid shall be governed by Clause 4.10.

Clause 4.7 (third sentence)	Subject to Clause 4.9 and Clause 4.10, each prepayment under this Agreement shall be applied in satisfaction of the Borrower’s remaining obligations under Clause 3 in inverse chronological order and Schedule 10 and Schedule 11 shall be recalculated and agreed in accordance with Clause 4.10.

Clause 4.10	Notwithstanding anything to the contrary in this Agreement, other than in respect of ordinary refinancings, no voluntary prepayment of the Loan may be made before an amount equal to the Total Delayed Principal Amount has been cancelled and/or prepaid and/or repaid unless pro rata prepayments, reductions and/or cancellations of the other Cash Sweep Credit Facilities are to be made. The prepayment, reduction and/or cancellation to be made under each Cash Sweep Credit Facility

Clause/Definition	Amendment

shall be calculated based on each Cash Sweep Credit Facility’s remaining outstanding Delayed Principal Amount (as defined in this Agreement in respect of the Loan and as defined in the relevant facility agreement in respect of each of the other Cash Sweep Credit Facilities) as of the date of the prepayment, reduction and/or cancellation, save for any prepayment to be made pursuant to the Eighth Supplemental Deed. Each such outstanding Delayed Principal Amount or Maximum Amount of the Delayed Principal Amount (as the case may be), to the extent it is not already denominated in Dollars, shall be converted into Dollars on the date falling ten (10) Business Days prior to the relevant prepayment, reduction and/or cancellation date at the rate which appears on the Reuters Page ECB37 at 1.30 p.m. London time on that date, for the purposes of such calculation. Subject to Clause 4.8 and the rest of this Clause 4.10, with respect to the Loan on the relevant date of measurement, any prepayment made before an amount equal to the relevant Maximum Amount of the Delayed Principal Amount has been cancelled and/or prepaid and/or repaid shall be applied in accordance with the Application of Proceeds Formulation. As at the Effective Date (as defined in the Eighth Supplemental Deed), Schedule 10 contains a repayment schedule calculated following the prepayment of an amount of the Loan as more particularly described in clause 3.1.2 of the Eighth Supplemental Deed. Following any further voluntary prepayment of the Loan pursuant to this Clause 4.10 or Clause 4.1, Schedule 10 shall be recalculated using the Application of Proceeds Formulation or in accordance with Clause 4.7 (as the case may be), shall be agreed between the Agent and the Borrower as soon as possible after the prepayment date and shall, from such prepayment date, be deemed to be a part of this Agreement.

Notwithstanding anything to the contrary, paragraph (ii) of the definition of Margin shall continue to apply as if the amount of each Revised Repayment or Originally Scheduled Repayment prepaid as described in the last three (3) sentences of the previous paragraph of this Clause 4.10 or in Clause 4.1 had been applied pro rata between the Delayed Principal Amount and the Ordinary Principal Amount comprising each such Revised Repayment or Originally Scheduled Repayment prior to any voluntary prepayment made under this Clause 4.10 pursuant to the Eighth Supplemental Deed. As at the Effective Date (as defined in the Eighth Supplemental Deed), Schedule 11 contains a repayment schedule calculated following the prepayment of an amount of the Loan as more particularly described in clause 3.1.2 of the Eighth Supplemental Deed, on the basis that the amount of each such Revised Repayment prepaid had been applied pro rata between the Delayed Principal Amount and the Ordinary Principal Amount comprising each such Revised Repayment prior to any voluntary prepayment made under this Clause 4.10 pursuant to the Eighth Supplemental Deed. Following any further voluntary prepayment of the Loan pursuant to this Clause 4.10 or Clause 4.1, Schedule 11 shall be recalculated on the basis described in this paragraph of this Clause 4.10, shall be agreed between the Agent and the Borrower as soon as possible after the prepayment date and shall, from such prepayment date, be deemed to be a part of this Agreement.

Schedule 3

Amendment of Original Guarantee

Clause	Amendment
Clause 10.9 (final sentence)	For the avoidance of doubt the purchase of a vessel other than the New Vessels shall not be permitted under this Clause 10.9 or any other provision of the Loan Agreement or this Deed.

Clause 10.10 (new)	The Guarantor shall not (and will procure that no other company in the NCLC Group shall) commit to the purchase of a New Vessel unless the relevant Permitted Indebtedness is available to the buyer unconditionally subject only to the satisfaction of conditions precedent usual for such financing arrangements.

Clause 11.3

The Guarantor shall not and shall procure that no other member of the NCLC Group shall, pay any dividends or make any other distributions in respect of its share capital to any person, provided that (i) subsidiaries of the Guarantor may pay dividends to another member of the NCLC Group, (ii) the Guarantor may pay dividends in respect of tax liability to each relevant jurisdiction in respect of tax returns for each relevant jurisdiction of the NCLC Group or holder of the Guarantor’s capital stock with respect to income taxable as a result of any member of the NCLC Group being treated as a pass-through entity or attributable to any member of the NCLC Group, and (iii) after the later of (x) the listing of the ordinary capital stock of the Guarantor on an Approved Stock Exchange and (y) an amount equal to the Total Delayed Principal Amount having been prepaid and/or repaid, dividends may be paid in an amount not to exceed fifty per cent (50%) of the Consolidated Net Income of the Guarantor and its subsidiaries for the period commencing on 1 January 2010 and ending on the date prior to such payment for which accounts are available, so long as (I) at the time of the payment of such dividend, no Event of Default has occurred and is continuing or would result from the payment of such dividend and (II) after giving effect to such dividend the ratio of Total Net Funded Debt to Consolidated EBITDA for the four (4) consecutive financial quarters last ended for which accounts have been provided to the Agent pursuant to Clause 9.2 of the Guarantee is less than 5.50:1.00. The Agent shall use the Application of Proceeds Formulation to determine whether an amount equal to the Maximum Amount of the Delayed Principal Amount has been prepaid and/or repaid.

The Guarantor will procure that any dividends or other distributions and interest paid or payable in connection with such dividends or other distributions will be received promptly by the Guarantor directly or indirectly from the Borrower’s member(s) or shareholder(s) (if such member or shareholder is not the Guarantor) by way of dividend.

Schedule 4

Repayment Schedule calculated using the Application of Proceeds Formulation*

	Existing Schedule					Revised Schedule (after giving effect to USD100,000,000 prepayment)
	Ordinary Principal Amount	Originally Scheduled Repayments	Delayed Principal Amount	Revised Repayments	Revised Principal Amount	Ordinary Principal Amount	Originally Scheduled Repayments	Delayed Principal Amount	New Revised Repayments	Revised Principal Amount
	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD
20-Apr-10	297,586,603.60	18,599,162.72	55,797,488.17		353,384,091.77	297,586,603.60	18,599,162.72	55,797,488.17		353,384,091.77
Amendment Prepayment	297,586,603.60		55,797,488.17		353,384,091.77	297,586,603.60		29,280,446.18	26,517,041.99	326,867,049.78
19-Oct-10	278,987,440.88	18,599,162.72	74,396,650.89	—	353,384,091.77	278,987,440.88	18,599,162.72	47,879,608.90	—	326,867,049.78
19-Apr-11	260,388,278.16	18,599,162.72	74,396,650.89	18,599,162.72	334,784,929.05	260,388,278.16	18,599,162.72	47,879,608.90	18,599,162.72	308,267,887.06
19-Oct-11	241,789,115.44	18,599,162.72	74,396,650.89	18,599,162.72	316,185,766.33	241,789,115.44	18,599,162.72	47,879,608.90	18,599,162.72	289,668,724.34
19-Apr-12	223,189,952.72	18,599,162.72	74,396,650.89	18,599,162.72	297,586,603.61	223,189,952.72	18,599,162.72	47,879,608.90	18,599,162.72	271,069,561.62
19-Oct-12	204,590,790.00	18,599,162.72	74,396,650.89	18,599,162.72	278,987,440.89	204,590,790.00	18,599,162.72	47,879,608.90	18,599,162.72	252,470,398.90
19-Apr-13	185,991,627.28	18,599,162.72	74,396,650.89	18,599,162.72	260,388,278.17	185,991,627.28	18,599,162.72	47,879,608.90	18,599,162.72	233,871,236.18
21-Oct-13	167,392,464.56	18,599,162.72	74,396,650.89	18,599,162.72	241,789,115.45	167,392,464.56	18,599,162.72	47,879,608.90	18,599,162.72	215,272,073.46
21-Apr-14	148,793,301.84	18,599,162.72	66,130,356.33	26,865,457.28	214,923,658.17	148,793,301.84	18,599,162.72	47,879,608.90	18,599,162.72	196,672,910.74
20-Oct-14	130,194,139.12	18,599,162.72	57,864,061.77	26,865,457.28	188,058,200.89	130,194,139.12	18,599,162.72	47,879,608.90	18,599,162.72	178,073,748.02
20-Apr-15	111,594,976.40	18,599,162.72	49,597,767.21	26,865,457.28	161,192,743.61	111,594,976.40	18,599,162.72	47,879,608.90	18,599,162.72	159,474,585.30
19-Oct-15	92,995,813.68	18,599,162.72	41,331,472.65	26,865,457.28	134,327,286.33	92,995,813.68	18,599,162.72	41,331,472.65	25,147,298.97	134,327,286.33
19-Apr-16	74,396,650.96	18,599,162.72	33,065,178.09	26,865,457.28	107,461,829.05	74,396,650.96	18,599,162.72	33,065,178.09	26,865,457.28	107,461,829.05
19-Oct-16	55,797,488.24	18,599,162.72	24,798,883.53	26,865,457.28	80,596,371.77	55,797,488.24	18,599,162.72	24,798,883.53	26,865,457.28	80,596,371.77
19-Apr-17	37,198,325.52	18,599,162.72	16,532,588.97	26,865,457.28	53,730,914.49	37,198,325.52	18,599,162.72	16,532,588.97	26,865,457.28	53,730,914.49
21-Oct-17	18,599,162.80	18,599,162.72	8,266,294.41	26,865,457.28	26,865,457.21	18,599,162.80	18,599,162.72	8,266,294.41	26,865,457.28	26,865,457.21
19-Apr-18	—	18,599,162.80	—	26,865,457.21	—	—	18,599,162.80	—	26,865,457.21	—

*	Facility converted to USD

Schedule 5

Repayment Schedule for the purpose of calculating the amount of the Margin payable*

	Existing Schedule					Revised Schedule (after giving effect to USD100,000,000 prepayment)
	Ordinary Principal Amount	Originally Scheduled Repayments	Delayed Principal Amount	Revised Repayments	Revised Principal Amount	Ordinary Principal Amount	Originally Scheduled Repayments	Delayed Principal Amount	New Revised Repayments	Revised Principal Amount
	USD	USD	USD	USD	USD	USD	USD	USD	USD	USD
20-Apr-10	297,586,603.60	18,599,162.72	55,797,488.17	—	353,384,091.77	297,586,603.60	18,599,162.72	55,797,488.17	—	353,384,091.77
Amendment Prepayment	297,586,603.60	—	55,797,488.17	—	353,384,091.77	279,228,651.46		47,638,398.31	26,517,041.99	326,867,049.78
19- Oct-10	278,987,440.88	18,599,162.72	74,396,650.89	—	353,384,091.77	260,629,488.74	18,599,162.72	66,237,561.03	—	326,867,049.78
19-Apr-11	260,388,278.16	18,599,162.72	74,396,650.89	18,599,162.72	334,784,929.05	242,030,326.02	18,599,162.72	66,237,561.03	18,599,162.72	308,267,887.06
19-Oct-11	241,789,115.44	18,599,162.72	74,396,650.89	18,599,162.72	316,185,766.33	223,431,163.30	18,599,162.72	66,237,561.03	18,599,162.72	289,668,724.34
19-Apr-12	223,189,952.72	18,599,162.72	74,396,650.89	18,599,162.72	297,586,603.61	204,832,000.58	18,599,162.72	66,237,561.03	18,599,162.72	271,069,561.62
19-Oct-12	204,590,790.00	18,599,162.72	74,396,650.89	18,599,162.72	278,987,440.89	186,232,837.86	18,599,162.72	66,237,561.03	18,599,162.72	252,470,398.90
19-Apr-13	185,991,627.28	18,599,162.72	74,396,650.89	18,599,162.72	260,388,278.17	167,633,675.14	18,599,162.72	66,237,561.03	18,599,162.72	233,871,236.18
21-Oct-13	167,392,464.56	18,599,162.72	74,396,650.89	18,599,162.72	241,789,115.45	149,034,512.42	18,599,162.72	66,237,561.03	18,599,162.72	215,272,073.46
21-Apr-14	148,793,301.84	18,599,162.72	66,130,356.33	26,865,457.28	214,923,658.17	136,158,169.01	18,599,162.72	60,514,741.73	18,599,162.72	196,672,910.74
20-Oct-14	130,194,139.12	18,599,162.72	57,864,061.77	26,865,457.28	188,058,200.89	123,281,825.60	18,599,162.72	54,791,922.42	18,599,162.72	178,073,748.02
20-Apr-15	111,594,976.40	18,599,162.72	49,597,767.21	26,865,457.28	161,192,743.61	110,405,482.18	18,599,162.72	49,069,103.11	18,599,162.72	159,474,585.30
19-Oct-15	92,995,813.68	18,599,162.72	41,331,472.65	26,865,457.28	134,327,286.33	92,995,813.68	18,599,162.72	41,331,472.65	25,147,298.97	134,327,286.33
19-Apr-16	74,396,650.96	18,599,162.72	33,065,178.09	26,865,457.28	107,461,829.05	74,396,650.96	18,599,162.72	33,065,178.09	26,865,457.28	107,461,829.05
19-Oct-16	55,797,488.24	18,599,162.72	24,798,883.53	26,865,457.28	80,596,371.77	55,797,488.24	18,599,162.72	24,798,883.53	26,865,457.28	80,596,371.77
19-Apr-17	37,198,325.52	18,599,162.72	16,532,588.97	26,865,457.28	53,730,914.49	37,198,325.52	18,599,162.72	16,532,588.97	26,865,457.28	53,730,914.49
21-Oct-17	18,599,162.80	18,599,162.72	8,266,294.41	26,865,457.28	26,865,457.21	18,599,162.80	18,599,162.72	8,266,294.41	26,865,457.28	26,865,457.21
19-Apr-18	—	18,599,162.80	—	26,865,457.21	—	—	18,599,162.80	—	26,865,457.21	—

*	Facility converted to USD